Exhibit (j)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “LEGAL COUNSEL” in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of StateShares™, Inc. as filed with the Securities and Exchange Commission on or about February 28, 2007.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

February 28, 2007